LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQUIRE

STUART REED, ESQUIRE

WWW.LEGALANDCOMPLIANCE.COM

DIRECT E-MAIL:

              LAURAANTHONYPA@AOL.COM

February 7, 2007

Board of Directors

Infe Human Resources, Inc.

67 Wall Street,

22nd Floor,

New York, NY 10005-3198

Re:  Registration Statement on Form S-8

Dear Board Members:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Sincerely,

Legal & Compliance, LLC

By:_/s/ Laura Anthony, Legal & Compliance, LLC

Laura Anthony, President

330 CLEMATIS STREET, #217 • WEST PALM BEACH, FLORIDA • 33401

PHONE: 561-514-0936 • CELL: 561-512-8224 •FAX 561-514-0832

E-MAIL •LAURAANTHONYPA@AOL.COM • WWW.LEGALANDCOMPLIANCE.COM